Exhibit 99.1

OMEGA ANNOUNCES PRELIMINARY RESULTS OF 2016 ANNUAL MEETING OF STOCKHOLDERS

HOUSTON, June 28, 2016 - Omega Protein Corporation (NYSE: OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today announced the anticipated results of its 2016 annual meeting of stockholders, held June 28 in Houston, Texas, based on the preliminary vote count provided by its proxy solicitor.

Preliminary results indicate that the following directors were elected to the Board of Directors (the “Board”) by stockholders:

●	Mr. Bret D. Scholtes

●	Mr. David H. Clarke

●	Mr. Michael N. Christodolou

Mr. Scholtes was nominated for election to the Board by the Company. Mr. Clarke was nominated for election to the Board by both the Company and Wynnefield Capital Management, LLC ("Wynnefield"), a stockholder of Omega. Mr. Christodolou was nominated for election by Wynnefield.

In conjunction with the announcement, Gary R. Goodwin, Chairman of the Board, said, “We appreciate the input from our stockholders and expect to maintain a dialogue with them as we continue to focus our attention on producing superior stockholder returns. We welcome Mr. Clarke and Mr. Christodolou to the Board and look forward to working with them for the benefit of all stockholders. We also thank Mr. Gary Ermers and Mr. Paul Kearns, who will be leaving the Board, for their years of service. Mr. Kearns’ risk management expertise helped the Board mitigate and manage risk throughout the Company’s operations, and his contributions over the past fifteen years have been valuable and appreciated. Mr. Ermers’ dedication to the Board contributed critical financial and nutrition and wellness expertise that have supported Omega’s operational and financial strategies over the past two years.”

In addition, preliminary vote counts indicate that the following proposals were approved by stockholders:

●	Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the company’s fiscal year ending December 31, 2016.

●	Proposal 3: Advisory approval of the company’s executive compensation.

●	Proposal 4: Adoption of an amendment to the Company’s Amended and Restated Bylaws to implement majority voting in uncontested director elections.

Omega Protein will file final voting results with the SEC on Form 8-K once they are certified by the independent inspector of elections.

Exhibit 99.1

Safe Harbor Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements that involve a number of uncertainties. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events, and future events may differ materially from those stated in the forward-looking statements due to a variety of important factors, both positive and negative. Except as required by law, the Company expressly disclaims any intentions or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

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